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                                                                   EXHIBIT 21.1


                              LIST OF SUBSIDIARIES


NHC HOLDINGS CORP.

Newmark Home Corporation

NEWMARK FINANCE CORPORATION

Newmark Finance Affiliate, Ltd.

NHC Homes, Inc.

Newmark Homes, L.P.

Pacific Title, L.C.

NHM Investments, Inc.

NHC Mortgage Group, L.P.

THE ADLER COMPANIES, INC.

TAP ACQUISITION CO.

Twin Acres Partnership

ADRO CONST., INC.

ADLER REALTY CO.

Pacific United Development Corp.

PUDC, Inc.

Pacific United, L.P.